EXHIBIT 10.28
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
     This Second Amendment to Purchase and Sale Agreement and Escrow Instructions (this “Amendment”) is entered into as of April 3, 2006 (the “Effective Date”) by and between Hunter/Storm, LLC, a California limited liability company (“Buyer”), and Palm, Inc., a Delaware corporation (“Seller”).
RECITALS
     A. Buyer and Seller are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of February 2, 2006, which was amended by that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated March 13, 2006 (together, the “Agreement”).
     B. Buyer and Seller desire to amend the Agreement as set forth in this Amendment.
     Now, therefore, for valuable consideration, receipt of which is hereby acknowledged, Buyer and Seller hereby agree as follows:
     1. Capitalized Terms. Any capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to such terms in the Agreement.
     2. Waiver of Certain of Buyer’s Conditions Precedent; Delivery of Additional Deposit Extension of the Due Diligence Period.
          a. Buyer hereby approves Buyer’s Conditions Precedent set forth in paragraphs 5.1.1, 5.1.2 and 5.1.3 of the Agreement.
          b. Buyer has delivered the Additional Deposit to Escrow Holder. Notwithstanding the provisions of paragraph 2.3 or elsewhere in the Agreement, the Deposit shall be subject to disposition as follows:
               1) Buyer shall have the right, in its sole and absolute discretion, to terminate the Agreement due to its disapproval of the content or status of the General Plan Amendment at any time prior to August 1, 2006. Upon such termination, Buyer will receive half of the Deposit ($300,000 ÷ 2 = $150,000) and all the interest accrued to date from the Escrow account, and Seller shall retain the remaining sum of $150,000 as its sole remedy for Buyer’s termination of the Agreement.
               2) If Buyer terminates the Agreement on or after August 1, 2006, for any reason other than Seller’s default under the Agreement or the failure, as of the Close of Escrow, of any of Seller’s representations or warranties contained in the Agreement to be true and correct, the Deposit shall be nonrefundable to Buyer.

               3) On or before November 1, 2006, Buyer may notify Seller in writing of Buyer’s intent to extend the Closing Date until no later than February 15, 2007. In that event, Buyer shall increase the Deposit by $700,000 to a total of $1,000,000. Thereafter, all references in the Agreement to the “Deposit” shall be deemed to refer to the amount of $1,000,000. Thereafter, the Deposit shall be nonrefundable (except in the event of Seller’s default under the Agreement or the failure, as of the Close of Escrow, of any of Seller’s representations or warranties contained in the Agreement to be true and correct), but shall be applicable to the Purchase Price.
     3. Close of Escrow. Paragraph 7.2 of the Agreement is amended to read in full as follows: “The Closing of the purchase and sale contemplated hereunder (the “Closing”) shall take place November 15, 2006, or such earlier date as Buyer and Seller may agree upon in writing; provided, however, that if Buyer elects to extend the Close of Escrow as provided in Section 2.b.3 of this Amendment, the Closing Date shall be February 15, 2007, or such earlier date as Buyer and Seller may agree upon in writing. The date that the Closing occurs shall be referred to herein as the “Closing Date” or “Close of Escrow.”
     4. Escrow Holder/Title Company. Buyer shall have the right, with Seller’s consent, to move the escrow currently opened with Chicago Title Company to a title company to be selected by Buyer at any time within thirty (30) days following the Effective Date of this Amendment. Seller agrees not to unreasonably withhold or delay its consent to such transfer and to reasonably cooperate with the transfer of the escrow as provided herein.
     5. Full Force and Effect. Except as expressly amended by this Amendment, the terms of the Agreement shall remain and continue in full force and effect and are hereby ratified and confirmed in all respects by each of Buyer and Seller. In the event of any conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall govern and control. All references to the “Agreement” in the Agreement shall, from and after the date of this Amendment be deemed to be references to the Agreement as amended by this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In witness whereof, the parties have executed this Amendment as of the date first above written.

SELLER:		SELLER:

Palm, Inc., a Delaware corporation		Hunter/Storm, LLC, a California limited liability company

By:	/s/ ED AXELSEN	By:	/s/ DEKE K. HUNTER JR.

Name:	Ed Axelsen	Name:	Deke K. Hunter Jr.

Its:	Director, Global Real Estate	Its:	Managing Member

By:

Name:

Its: